Anterix Inc. Reports
Full Fiscal Year 2025 Results

Woodland Park, NJ – June 24, 2025 – Anterix (NASDAQ: ATEX) today announced fiscal 2025 fourth quarter and full fiscal year financial results and filed its 10-K for the year ended March 31, 2025. The Company also issued an update on its Demonstrated Intent metric which can be found on Anterix’s website at https://investors.anterix.com/events-presentations.

Full Year FY2025 Financial and Operational Highlights

–Appointed Scott Lang as President and Chief Executive Officer effective October 8, 2024
–Appointed Thomas Kuhn as Executive Chairman of the Board in January 2025
–Executed new spectrum sale agreements with Oncor Electric Delivery Company LLC (“Oncor”) for $102.5 million in June 2024 and Lower Colorado River Authority (“LCRA”) for $13.5 million in January 2025
–Received milestone payments of $8.5 million from Ameren Corporation (“Ameren”) and $44.0 million from Oncor
–Approximately $147 million of contracted proceeds outstanding with approximately $80 million to be received in fiscal 2026
–Exchanged narrowband for broadband licenses in 67 counties and recorded a $22.8 million gain
–Invested $18.1 million in spectrum clearing costs
–Secured FCC approval of a Notice of Proposed Rulemaking to expand the current paired 3 x 3 MHz broadband segment to a paired 5 x 5 MHz broadband segment within the 900 MHz band in January 2025
–Initiated a strategic review process after receiving inbound interest in the Company in February 2025 which remains ongoing
–Launched the AnterixAccelerator™ industry engagement initiative in March 2025 to speed up utility adoption of private broadband networks; the program is now oversubscribed with utilities actively engaged in discussions and negotiations for $250 million in 900 MHz spectrum incentives
–Approximately $3 billion pipeline of prospective contract opportunities across 60+ potential customers

Fourth Quarter FY2025 Financial Highlights

–Exchanged narrowband for broadband licenses in 47 counties and recorded a $2.0 million gain
–Transferred four broadband licenses to Oncor and recorded an $18.3 million gain on the sale of intangible assets
–Invested $5.5 million in spectrum clearing costs
–Successfully identified and executed on several measures to reduce operating expenses, mainly through cuts in consulting fees and headcount costs

Liquidity and Balance Sheet

At March 31, 2025, the Company had no debt and cash and cash equivalents of $47.4 million. In addition, the Company had a restricted cash balance of $7.7 million in escrow deposits.

The Company has an authorized share repurchase program for up to $250.0 million of the Company’s common stock on or before September 21, 2026. In the fiscal 2025 fourth quarter and full fiscal, Anterix had share repurchase activity of $2.0 million and $8.4 million, respectively. As of March 31, 2025, $227.7 million is remaining under the share repurchase program.

Conference Call Information

Anterix senior management will hold an analyst and investor conference call to provide a business update at 9:00 A.M. ET on Wednesday, June 25, 2025. Participants interested in joining the call’s live question and answer session are required to pre-register by clicking on the following link https://investors.anterix.com/events/event-details/q4-fy2025-anterix-earnings-conference-call to obtain a dial-in number and unique PIN. It is recommended that you join the call at least 10 minutes before the conference call begins. The call is also being webcast live and will be accessible on the Investor Relations section of Anterix’s website at https://investors.anterix.com/events-presentations. Following the event, a replay of the call will also be available on the Anterix website.

About Anterix Inc.

At Anterix, we work with leading utilities and technology companies to harness the power of 900 MHz broadband for modernized grid solutions. Leading an ecosystem of more than 125 members, we offer utility-first solutions to modernize the grid and solve the challenges that utilities are facing today. As the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Alaska, Hawaii, and Puerto Rico, we are uniquely positioned to enable private wireless broadband solutions that support cutting-edge advanced communications capabilities for a cleaner, safer, and more secure energy future. To learn more and join the 900 MHz movement, please visit www.anterix.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events or achievements such as statements in this press release related to Anterix’s business, financial results, outlook, or opportunities. Actual events or results may differ materially from those contemplated in this press release. Forward-looking statements speak only as of the date they are made and readers are cautioned not to put undue reliance on such statements, as they are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from results indicated in the forward-looking statement. Such statements are based on assumptions that could cause actual results to differ materially from those in the forward-looking statements, including: (i) the timing of payments under customer agreements; (ii) Anterix’s ability to clear the 900 MHz Broadband Spectrum on a timely basis and on commercially reasonable terms; (iii) Anterix’s ability to timely secure broadband licenses; (iv) Anterix’s ability to successfully commercialize its spectrum assets to its targeted utility customers in accordance with its plans and expectations; (v) Anterix’s ability to execute on its customer engagement initiatives; (vi) the timing and outcome of Anterix’s strategic review process; (vii) whether Anterix will be able to identify, develop or execute on any actions as a result of its strategic review process and (viii) competition in the market for spectrum and spectrum solutions offered by Anterix. Actual events or results may differ materially from those contemplated in this press release. Anterix’s filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect the Company’s financial outlook, business, results of operations and financial condition. Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein.

Shareholder Contact

Natasha Vecchiarelli
Vice President, Investor Relations & Corporate Communications
Anterix
973-531-4397
nvecchiarelli@anterix.com

Anterix Inc.
Earnings Release Tables
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2025	March 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$47,374	$60,578
Non-trade receivable	2,926	—
Spectrum receivable	7,107	8,521
Escrow deposits	547	—
Prepaid expenses and other current assets	2,801	3,912
Total current assets	60,755	73,011
Escrow deposits	7,103	7,546
Property and equipment, net	1,302	2,062
Right of use assets, net	4,829	4,432
Intangible assets	228,983	216,743
Deferred broadband costs	28,944	19,772
Other assets	1,188	1,328
Total assets	$333,104	$324,894
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other accrued expenses	$9,075	$8,631
Accrued severance and other related charges	2,265	—
Due to related parties	30	—
Operating lease liabilities	1,643	1,850
Contingent liability	8,093	1,000
Deferred revenue	6,095	6,470
Total current liabilities	27,201	17,951
Operating lease liabilities	3,747	3,446
Contingent liability	15,336	15,000
Deferred revenue	118,577	115,742
Deferred gain on sale of intangible assets	4,911	4,911
Deferred income tax	6,606	6,281
Other liabilities	125	531
Total liabilities	176,503	163,862
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at March 31, 2025 and March 31, 2024	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 18,612,804 shares issued and outstanding at March 31, 2025 and 18,452,892 shares issued and outstanding at March 31, 2024	2	2
Additional paid-in capital	548,542	533,203
Accumulated deficit	(391,943)	(372,173)
Total stockholders’ equity	156,601	161,032
Total liabilities and stockholders’ equity	$333,104	$324,894

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2025	2024	2025	2024
Spectrum revenue	$1,389	$1,260	$6,031	$4,191

Operating expenses
General and administrative	9,220	9,593	42,671	44,423
Sales and support	1,594	1,728	6,110	5,693
Product development	1,089	2,243	5,735	5,697
Severance and other related charges	258	—	3,771	—
Depreciation and amortization	76	191	548	844
Operating expenses	12,237	13,755	58,835	56,657
Gain on exchange of intangible assets, net	(1,953)	(1,989)	(22,799)	(35,024)
Gain on sale of intangible assets, net	(18,294)	—	(18,294)	(7,364)
Loss from disposal of long-lived assets, net	3	5	3	44
Income (loss) from operations	9,396	(10,511)	(11,714)	(10,122)
Interest income	446	926	2,159	2,374
Other income	40	44	75	233
Income (loss) before income taxes	9,882	(9,541)	(9,480)	(7,515)
Income tax expense (benefit)	674	(130)	1,892	1,613
Net income (loss)	$9,208	$(9,411)	$(11,372)	$(9,128)
Net income (loss) per common share basic	$0.50	$(0.51)	$(0.61)	$(0.49)
Net income (loss) per common share diluted	$0.49	$(0.51)	$(0.61)	$(0.49)
Weighted-average common shares used to compute basic net income (loss) per share	18,577,700	18,483,292	18,562,446	18,765,190
Weighted-average common shares used to compute diluted net income (loss) per share	18,709,205	18,483,292	18,562,446	18,765,190

Anterix Inc.
Earnings Release Tables
Consolidated Statements of Cash Flows
( in thousands)

	Three Months Ended March 31,		Year Ended March 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$9,208	$(9,411)	$(11,372)	$(9,128)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization	76	191	548	844
Stock compensation expense	2,912	3,483	13,531	15,507
Deferred income taxes	(130)	(51)	325	841
Rights of use assets	431	2,770	1,657	1,512
Gain on exchange of intangible assets, net	(1,953)	(1,989)	(22,799)	(35,024)
Gain on sale of intangible assets, net	(18,294)	—	(18,294)	(7,364)
Loss from disposal of long-lived assets, net	3	5	3	44
Changes in operating assets and liabilities
Non-trade receivable	(2,926)	—	(2,926)	—
Prepaid expenses and other assets	(139)	(1,493)	1,126	(1,171)
Accounts payable and other accrued expenses	167	348	550	1,936
Accrued severance and other related charges	(25)	—	2,265	—
Due to related parties	30	—	30	(533)
Operating lease liabilities	(507)	(2,865)	(1,960)	(1,924)
Contingent liability	(4,001)	—	5,999	15,000
Deferred revenue	(1,389)	15,152	2,460	61,453
Other liabilities	(18)	—	(406)	—
Net cash (used in) provided by operating activities	(16,555)	6,140	(29,263)	41,993
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets, including refundable deposits, retuning costs and swaps	(5,474)	(2,222)	(18,095)	(17,031)
Proceeds from sale of spectrum	40,935	—	40,935	25,427
Purchases of equipment	(46)	(40)	(87)	(307)
Net cash provided by (used in) investing activities	35,415	(2,262)	22,753	8,089
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercises	1,691	770	3,651	777
Repurchase of common stock	(1,955)	(5,970)	(8,398)	(24,676)
Payments of withholding tax on net issuance of restricted stock	—	(104)	(1,843)	(1,241)
Net cash used in financing activities	(264)	(5,304)	(6,590)	(25,140)
Net change in cash and cash equivalents and restricted cash	18,596	(1,426)	(13,100)	24,942
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents and restricted cash at beginning of the year	36,428	69,550	68,124	43,182
Cash and cash equivalents and restricted cash at end of the year	$55,024	$68,124	$55,024	$68,124

The following tables provide a reconciliation of cash and cash equivalents and restricted cash reported on the Consolidated Balance Sheets that sum to the total of the same such amounts on the Consolidated Statements of Cash Flows:
	March 31, 2025	March 31, 2024	March 31, 2023
Cash and cash equivalents	$47,374	$60,578	$43,182
Escrow deposits	7,650	7,546	—
Total cash and cash equivalents and restricted cash	$55,024	$68,124	$43,182

		December 31, 2024	December 31, 2023
Cash and cash equivalents		$28,797	$62,033
Escrow deposits		7,631	7,517
Total cash and cash equivalents and restricted cash		$36,428	$69,550

Anterix Inc.
Earnings Release Tables
Other Financial Information
( in thousands except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2025	2024	2025	2024
Number of shares repurchased and retired	50	173	245	736
Average price paid per share*	$38.63	$33.80	$33.71	$33.72
Total cost to repurchase	$1,955	$5,970	$8,398	$24,676
*Average price paid per share includes costs associated with the repurchases, excluding excise taxes associated with the share repurchases.
As of March 31, 2025, $227.7 million is remaining under the share repurchase program.